LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents that the undersigned hereby
constitutes and appoints each of Phuong T. Lam and
Eryk J. Spytek, signing singly, with full power of
substitution, the undersigned's true and lawful
attorney-in-fact to:
(1)    prepare, execute in the undersigned's name and
on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form
ID, including amendments thereto, and any other
documents necessary or appropriate to obtain codes and
passwords enabling the undersigned to make electronic
filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934 or any
rule or regulation of the SEC;
(2)   execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or
director of Lamb Weston Holdings, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934
("Section 16") and the rules thereunder, and Form 144
("Form 144") pursuant to Rule 144 under the Securities
Act of 1933 ("Rule 144") and the rules thereunder;
(3)   do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4
or 5, or Form 144, complete and execute any amendment
or amendments thereto, and timely file such form with
the SEC and any stock exchange or similar authority;
and
(4)   take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein
granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section
16 and Rule 144.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4, 5 and 144 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 20th day
of December, 2017.
/s/ Peter J. Bensen
Peter J. Bensen